UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

UVENTUS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State of incorporation)	(IRS Employer ID Number)

932-8 #304 Gangnam-Gu, Daechi 4 Dong, Seoul, Korea
(Address of principal executive offices)

(82) 10-5717-0812
(Issuer's telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of May 14, 2008, Mr. James Pak resigned for personal reasons as our Secretary, Treasurer, Chief Financial Officer and member of the Board of Directors.

Simultaneously, Mr. Richard Pak was appointed Secretary, Treasurer and Chief Financial Officer and remained the Registrant's sole Director.

Mr Richard Pak, age 31, has been our President, CEO and a Director since we were incorporated on June 12, 2006. Mr. Richard Pak earned his Bachelor of Applied Science in Kinesiology from Simon Fraser University, in Burnaby, British Columbia in 2002. Upon graduation, he relocated to South Korea to begin work as an English teacher and worked as an editor, technical writer, and copyeditor in the field of English education and linguistics. He is the co-author of several books and continues to publish books in the English education field. Since March 2006, Richard Pak has been the Director of English Research for Jo O Je Publishing Company. He is a writer and editor of a monthly radio learning program for Jo O Je TOEIC Listening, an EBS (Educational Broadcasting System) radio program/learning show. As of January 2007, Mr. Richard Pak has been a founding member of the board of directors for an English institute in Seoul and Director of Research at an affiliated publishing comp any, OJ English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UVENTUS TECHNOLOGIES CORP.

Dated: May 15, 2008
	By:	/s/ Richard Pak
Richard Pak
Chief Executive Officer, Secretary,
Treasurer, Chief Financial Officer
and sole Director